Exhibit 10.1

MARRIOTT INTERNATIONAL, INC.

10400 Fernwood Road

Bethesda, Maryland 20817

May 30, 2012

HPTMI Properties Trust

c/o Hospitality Properties Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts02458-1634

Attn:  John G. Murray, President

Re:                               T-234 Initial Exit Hotels

Dear Mr. Murray:

Reference is made to that certain HPT portfolio of properties (collectively, the “Portfolio Properties”) known commonly as the T-234 Portfolio (the “T-234 Portfolio”).  Effective as of January 1, 2011, HPT TRS MRP, Inc. (“TRS”) entered into Amended and Restated Management Agreements (collectively, the “Management Agreements”) with certain affiliates and subsidiaries of Marriott International, Inc. (collectively with Marriott International, Inc., “MI”), and TRS, Hospitality Properties Trust and certain of its affiliates and subsidiaries (collectively with TRS,”HPT”) and MI, as applicable, entered into certain other agreements and documents relating to the management of the Portfolio Properties (collectively with the Management Agreements, the “Portfolio Documents”).  Terms used but not defined herein shall have the meanings ascribed to such terms in the Portfolio Documents.

Notwithstanding any term or provision in the Portfolio Documents to the contrary, HPT and MI understand and agree as follows:

1.                                       Initial Exit Hotels.  HPT and MI acknowledge and agree that, except as expressly set forth in Sections 2 and 3 of this letter, (A) the Initial Exit Hotels have not been sold, and (B) HPT has not elected to treat any Unsold Initial Exit Hotel as a Retained Hotel pursuant to Section 7(b) of the Exit Hotel Agreement.  As a result of the foregoing, except as set forth in Sections 2 and 3 below, the Initial Exit Hotels shall be subject to completion of the renovations set forth in the PIP for each applicable Initial Exit Hotel, in accordance with Section 7(a) of the Exit Hotel Agreement and the terms and requirements set forth in the Renovation-Related Agreements.

2.                                       St. Louis Airport Hotel.  As of the date hereof, HPT, as seller, is a party to that certain Hotel Purchase and Sale Agreement dated February 10, 2012 (as amended, the “Sale Agreement”) with Lodging/Hospitality Management Corporation, its successors, designees or assigns, as purchaser (the “Purchaser”).  Pursuant to a side letter agreement between HPT and MI dated February 9, 2012 (the “St. Louis Side Letter”), MI has approved the sale of the St. Louis Airport Hotel on or before June 30, 2012, subject to the terms of the St. Louis Side Letter and the Portfolio Documents (the “Sale”).  MI hereby agrees to extend the outside sale date for the St. Louis Airport Hotel from June 30, 2012 to July 31, 2012.

A.                                   If HPT consummates the Sale of the St. Louis Airport Hotel in accordance with the terms of the St. Louis Side Letter and the Sale Agreement, then (i) HPT and MI shall comply with the terms, conditions and requirements set forth in the St. Louis Side Letter and the Portfolio Documents, and any other documents executed and delivered by the applicable HPT and MI parties evidencing the St. Louis Airport Hotel Termination (hereafter defined); (ii) HPT and MI shall terminate the Portfolio Documents with respect to the St. Louis Airport Marriott as of the date of closing on the Sale, subject to any terms, conditions and requirements therein governing the termination of any such Portfolio Documents (the “St. Louis Airport Hotel Termination”); (iii) all reasonable costs and expenses incurred by MI in terminating the employees at the St. Louis Airport Hotel who are not hired by Purchaser or who are hired by Purchaser but subsequently terminated within ninety (90) days following the date of the Sale, such as severance pay, unemployment compensation, employment relocation, and other employee liability costs arising therefrom, shall be (a) at HPT’s sole cost and expense (and not a Deduction under the Existing Management Agreement), and, upon written request by MI, reimbursed by HPT to MI within ten (10) business days of MI’s written request therefor, and (b) treated as Closing Costs for the purposes of calculating the Net Sales Proceeds with respect to the St. Louis Airport Hotel pursuant to the Exit Hotel Agreement; and (iv) HPT will use commercially reasonable efforts to cause Buyer to comply with Section 13.1 of the Sale Agreement, and will seek appropriate remedies against Buyer for its failure to do so, among other things for the benefit of MI in order to reimburse MI for any losses that it may incur, including reasonable attorneys’ fees, in connection with Buyer’s failure to comply with Section 13.1 (and to the extent paid by HPT and reimbursed through recovery against Buyer, such reimbursement shall not be treated as a Closing Cost).

B.                                     If HPT fails to consummate the Sale of the St. Louis Airport Hotel on or before July 31, 2012, in accordance with the St. Louis Side Letter and the Sale Agreement, then for all purposes under the Portfolio Documents, the St. Louis Airport Hotel shall be deemed to be an Unsold Initial Exit Hotel and shall be subject to the completion of the renovations set forth in the PIP for the St. Louis Airport Hotel, in accordance with Section 7(a) of the Exit Hotel

Agreement and the terms and requirements set forth in the Renovation-Related Agreements.

3.                                       RIBM Columbus Dublin and RIBM Flagstaff.  On or before June 30, 2012, upon written notice to MI (the “RIBM Retention Notice”), HPT shall elect whether or not to treat either or both of the Initial Exit Hotels known commonly as RIBM Columbus Dublin (Unit #57237) and RIBM Flagstaff (Unit #57429) (herein, the “RIBM Hotels,” and if timely elected to be retained by HPT, as applicable, the “RIBM Retained Hotel(s)”), as a “Retained Hotel” as contemplated in Section 7(b) of the Exit Hotel Agreement.

A.                                   If HPT timely elects to treat either or both of the RIBM Hotels as a “Retained Hotel,” then:

i.                                          As of the “RIBM Retention Effective Date” (as herein defined):  (a) HPT will retain fee simple title to the RIBM Retained Hotel(s); (b)the retention shall be deemed a cash sale with respect to each RIBM Retained Hotel at a price of (1) $6,000,000 for the RIBM Columbus Dublin, and (2) $5,000,000 for the RIBM Flagstaff; (c) HPT and MI shall terminate the Portfolio Documents with respect to the RIBM Retained Hotel(s) as of the RIBM Retention Effective Date, subject to any terms, conditions and requirements therein governing the termination of any such Portfolio Documents (the “RIBM Hotel Termination”); and (d) the RIBM Retained Hotel(s), as applicable, shall cease to be operated as a Marriott-branded hotel(s) under the terms, conditions and requirements set forth in the Portfolio Documents, this letter and any other documents executed and delivered by the applicable HPT and MI parties evidencing the RIBM Hotel Termination.  For the purposes hereof, the “RIBM Retention Effective Date” (which shall be the “Retention Effective Date” for the applicable RIBM Retained Hotel(s) for the purposes of the Portfolio Documents) shall be either set forth in the RIBM Retention Notice or in a subsequent written notice to MI, provided that the RIBM Retention Effective Date shall be (x) no earlier than forty-five (45) days following the date of the applicable notice in which HPT sets forth the RIBM Retention Effective Date, (y) the last day of a Portfolio Accounting Period, and (z) in no event,  later than October 5, 2012 (i.e., the final day of the tenth (10th) Portfolio Accounting Period).

ii.                                       In connection with the RIBM Hotel Termination:  (a) HPT shall offer comparable employment or cause an offer of comparable employment, effective as of the RIBM

Retention Effective Date, to be made to all employees currently employed at the RIBM Retained Hotel(s), as applicable; (b) if any employees hired pursuant hereto are subsequently terminated without cause from employment within ninety (90) days after the RIBM Retention Effective Date, HPT shall notify MI and, if requested by MI, pay or ensure the hiring entity pays each such terminated employee an amount of up to one week of pay or salary of such employee for each year of service with MI, with a minimum of two weeks; (c) HPT shall pay all reasonable costs and expenses incurred by MI in terminating the employees at the RIBM Retained Hotel(s) who are not rehired as of the applicable RIBM Retention Effective Date, such as severance pay, unemployment compensation, employment relocation, and other employee liability costs arising therefrom; and (d). all payments pursuant to (b) or (c) above shall be (1) at HPT’s sole cost and expense  (and not a Deduction under the Existing Management Agreement), and upon request by MI, paid by HPT to MI within ten (10) business days of MI’s written request therefore and (2) treated as Closing Costs for the purposes of calculating the Net Sales Proceeds with respect to the applicable RIBM Retained Hotels(s) pursuant to the Exit Hotel Agreement.

B.                                     If HPT elects not to treat either or both of the RIBM Hotels as a Retained Hotel, or otherwise fails to timely elect by written notice as required herein, then for all purposes under the Portfolio Documents, each RIBM Hotel not so elected shall be deemed to be an Unsold Initial Exit Hotel and shall be subject to the completion of the renovations set forth in the applicable PIP for each applicable RIBM Hotel, in accordance with Section 7(a) of the Exit Hotel Agreement and the terms and requirements set forth in the Renovation-Related Agreements, provided that the “Deadline” with respect to the applicable RIBM Hotel(s) for the completion of such renovations shall be March 31, 2013.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Portfolio Documents. Except as herein modified, the Portfolio Documents remain unmodified and in full force and effect. In the event of a conflict between the interpretation of the terms and provisions of the Portfolio Documents and the terms and provisions of this letter, the terms and provisions of this letter shall control.

[SIGNATURE PAGES FOLLOW]

Please confirm your agreement to the foregoing terms and conditions by countersigning one copy of this letter agreement in the space herein below provided.

Very Truly Yours,

MARRIOTT INTERNATIONAL, INC.,

By:	/s/ Michael E. Dearing
Name:	Michael E. Dearing
Title:	Authorized Signatory

MARRIOTT HOTEL SERVICES, INC.

By:	/s/ Michael E. Dearing
Name:	Michael E. Dearing
Title:	Authorized Signatory

RESIDENCE INN BY MARRIOTT, LLC

By:	/s/ Michael E. Dearing
Name:	Michael E. Dearing
Title:	Authorized Signatory

COURTYARD MANAGEMENT CORPORATION

By:	/s/ Michael E. Dearing
Name:	Michael E. Dearing
Title:	Authorized Signatory

SPRINGHILL SMC, LLC

By:	/s/ Michael E. Dearing
Name:	Michael E. Dearing
Title:	Authorized Signatory

TOWNEPLACE MANAGEMENT, LLC

By:	/s/ Michael E. Dearing
Name:	Michael E. Dearing
Title:	Authorized Signatory

Accepted and agreed to as of

the date first written above:

HPTMI PROPERTIES TRUST

By:	/s/ John G. Murray
Name:	John G. Murray
Title:	President

HPT TRS MRP, INC.

By:	/s/ John G. Murray
Name:	John G. Murray
Title:	President